UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 is being filed as an amendment to the Current Report on Form 8-K filed by SunCoke Energy, Inc. (the “Company”) on May 11, 2012 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 10, 2012. The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of future non-binding advisory votes to approve the Company’s executive compensation. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting a non-binding advisory vote was taken on the frequency of advisory stockholder approval of the Company’s executive compensation (referred to as a “Say-on-Pay Vote”). At the Annual Meeting, consistent with the recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders cast the highest number of votes in favor of holding future Say-on-Pay Votes on an annual basis.

On July 19, 2012, in light of the stockholders’ recommendation and other matters, the Board determined that the Company will include a Say-on-Pay vote in its proxy statement on an annual basis until (1) the next required advisory stockholder vote on the frequency of future Say-on-Pay Votes, or (2) the Board otherwise determines that a different frequency of such Say-on-Pay Votes is in the best interests of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

Date: July 20, 2012